CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the use of our report, dated February 13, 1997, on the annual financial statements and financial highlights of the JWB Aggressive Growth Fund, which is included in Post Effective Amendment No 2. to Registration Statement under the Securities Act of 1933 and included in the Prospectus and Statement of Additional Information, as specified, and to the reference made to us under the caption "Independent Auditors" in the Statement of Additional Information.






Abington Pennsylvania
February 22, 1997                                  Certified Public Accountants